Exhibit 10.4

PERFORMANCE GUARANTY

This PERFORMANCE GUARANTY (this “Agreement”) is made as of the 28th day of December, 2018, by and among Dominion Capital LLC (the “Investor”), DPW Holdings, Inc., a Delaware corporation (“DPW”), Microphase Corporation, a Delaware corporation and subsidiary of DPW (“Microphase”), Enertec Systems 2001 Ltd., an Israeli corporation and subsidiary of DPW (“Enertec”), and Ault & Company, Inc., a Delaware corporation (the “Principal”);

W I T N E S S E T H

WHEREAS, Milton C. Ault III, the Chief Executive Officer of the Principal, is the Chief Executive Officer of DPW and has extensive familiarity with and primary responsibility for the management of DPW’s and its subsidiaries’ businesses, including the business of Microphase and Enertec; and

WHEREAS, the Investor extended credit to DPW (a) pursuant to a Senior Secured Convertible Promissory Note, dated May 15, 2018 (as amended from time to time, the “May Note”), purchased by the Investor pursuant to a Securities Purchase Agreement, dated May 15, 2018 (as amended from time to time, the “May SPA”); (b) pursuant to a Senior Secured Convertible Promissory Note, dated July 2, 2018 (as amended from time to time, the “July Note”), purchased by the Investor pursuant to a Securities Purchase Agreement, dated July 2, 2018 (as amended from time to time, the “July SPA”); and (c) pursuant to a Senior Secured Convertible Promissory Note, dated September 2, 2018 (as amended from time to time, the “September Note,” and together with the May Note and the July Note, the “DPW Notes”), purchased by the Investor pursuant to a Securities Purchase Agreement, dated September 2, 2018 (as amended from time to time, the “September SPA”); and

WHEREAS, the Investor extended credit to Microphase pursuant to a Senior Secured Promissory Note, dated December 28, 2018 (as amended from time to time, the “Microphase Note”), which obligation of Microphase is secured by all assets of Microphase and its subsidiaries pursuant to a Security Agreement, dated December 28, 2018, among Microphase, its subsidiaries and the Investor (as amended from time to time, the “Microphase Security Agreement”);

WHEREAS, the Investor extended credit to Enertec pursuant to a Senior Secured Promissory Note, dated December 28, 2018 (as amended from time to time, the “Enertec Note”), which obligation of Enertec is secured by all assets of Enertec and its subsidiaries pursuant to a Security Agreement, dated December 28, 2018, among Enertec, its subsidiaries and the Investor (as amended from time to time, the “Enertec Security Agreement”); and

WHEREAS, pursuant to that certain Amendment No. 10 Agreement, dated December 20, 2018, among DPW, the Investor and the Principal (in the form attached hereto as Exhibit A, “Amendment 10”), the Principal agreed to guarantee the performance of DPW and its subsidiaries on the outstanding obligations under the DPW Notes and to guarantee the performance of the obligations of each of Microphase and Enertec under the Microphase Note and the Enertec Note, respectively; and

WHEREAS, pursuant to that certain Personal Guaranty, dated as of December 28, 2018, between Milton C. Ault III, Chief Executive Officer of the Principal, and the Investor (the “Personal Guaranty”), Milton C. Ault III agreed to personally guarantee the payment of the obligations of DPW, Microphase and Enertec under the DPW Notes, Microphase Note and Enertec Note, respectively; and

WHEREAS, as used herein, the term “Transaction Documents” means, collectively, this Agreement, the DPW Notes, each Transaction Document (as defined in each of the May SPA, July SPA and September SPA), the Enertec Note, the Enertec Security Agreement, the Microphase Note, the Microphase Security Agreement and the Personal Guaranty;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Investor, the Principal, DPW, Microphase and Enertec hereby agree as follows:

1.                  Recitals. The parties hereto hereby acknowledge and agree that, to the best of their knowledge, the foregoing recitals are true and accurate in each and every respect.

2.                  Assurances By Principal.

(a)               The Principal hereby covenants and agrees for the benefit of the Investor that (i) the Principal will not intentionally or through conduct constituting fraud, gross negligence or willful misconduct, and (ii) DPW will not through intentional acts of the Principal or through conduct constituting fraud, gross negligence or willful misconduct by the Principal, fail to perform any covenant, condition, promise, agreement or obligation of DPW under the DPW Notes, including, without limitation, payment to the Investor of any outstanding principal amount, accrued but unpaid interest or any other amounts owing to the Investor under the DPW Notes when due.

(b)               The Principal hereby covenants and agrees for the benefit of the Investor that (i) the Principal will not intentionally or through conduct constituting fraud, gross negligence or willful misconduct, and (ii) Microphase will not through intentional acts of the Principal or through conduct constituting fraud, gross negligence or willful misconduct by the Principal, fail to perform any covenant, condition, promise, agreement or obligation of Microphase under the Microphase Note, including, without limitation, payment to the Investor of any outstanding principal amount, accrued but unpaid interest or any other amounts owing to the Investor under the Microphase Note when due.

(c)               The Principal hereby covenants and agrees for the benefit of the Investor that (i) the Principal will not intentionally or through conduct constituting fraud, gross negligence or willful misconduct, and (ii) Enertec will not through intentional acts of the Principal or through conduct constituting fraud, gross negligence or willful misconduct by the Principal, fail to perform any covenant, condition, promise, agreement or obligation of Enertec under the Enertec Note, including, without limitation, payment to the Investor of any outstanding principal amount, accrued but unpaid interest or any other amounts owing to the Investor under the Enertec Note when due.

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(d)               If there occurs a breach or violation of any of the obligations of the Principal, DPW, Microphase or Enertec under Sections 2(a), 2(b) and 2(c) above, which has not been cured within sixty (60) days thereof, the Principal shall unconditionally, without set-off or deduction, indemnify, defend and hold the Investor harmless from any and all loss or damage (including, without limitation, reasonable attorneys’ fees and other reasonable expenses and costs) to the extent resulting from such breach or violation; provided, however, that the Principal’s aggregate liability under this Section 2 shall not exceed the sum of $4,350,000 for outstanding obligations under the DPW Notes, the Microphase Note and the Enertec Note (the “Guarantee Amount”) plus any and all attorneys’ fees and expenses payable by the Principal in accordance with Section 3(a) below. The Investor’s books and records shall be prima facie evidence of the amount of any such loss or damage and any related expenses or costs.

3.                  Default; Waiver; Etc.

(a)               DPW agrees to pay all of the Investor’s reasonable attorneys’ fees and expenses relating to a default by the Principal or DPW under this Agreement in connection with the DPW Notes. Microphase agrees to pay all of the Investor’s reasonable attorneys’ fees and expenses relating to a default by the Principal or Microphase under this Agreement in connection with the Microphase Note. Enertec agrees to pay all of the Investor’s reasonable attorneys’ fees and expenses relating to a default by the Principal or Enertec under this Agreement in connection with the Enertec Note. The Principal agrees to pay all of the Investor’s reasonable attorneys’ fees and expenses relating to a default by the Principal under this Agreement.

(b)               Neither the Investor’s entering into this Agreement, nor any failure or delay on the part of the Investor in exercising any right, power, or privilege under this Agreement, the DPW Notes, the Microphase Note, the Enertec Note or any other Transaction Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

4.                  Reduction of Guarantee Amount; Termination.

(a)               The Guarantee Amount of $4,350,000 shall be reduced by twenty-five percent (25%) for each one dollar ($1.00) reduction in the outstanding principal amount under the DPW Notes, the Microphase Note and the Enertec Note.

(b)               This Agreement shall terminate upon the earlier of (i) the written agreement of the parties hereto and (ii) on such date that (A) no Event of Default (as defined in each of the Transaction Documents) or other material default or material breach exists under the Transaction Documents, unless such Event of Default or other material default or material breach is waived by the Investor in writing in its sole discretion, (B) the Principal, at its option, invests a minimum of $11,000,000 in DPW on terms determined by the board of directors of DPW in its sole discretion, provided that such investment is completed by June 30, 2019 and (C) DPW has fully complied with its obligations under Section 2.d of Amendment 10.

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5.                  Entire Agreement. The parties hereto acknowledge that this Agreement represents the final agreement between the parties with respect to the specific subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

6.                  Amendments; Waivers. This Agreement may not be modified or amended in any manner except in a writing executed by the parties hereto. No waiver or amendment shall be deemed to be made by the Investor of any of its rights hereunder, unless the same shall be in writing and signed by the Investor, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Investor or the obligations of DPW, Microphase, Enertec or the Principal in any other respect at any other time.

7.                  Notices. Any and all notices, service of process or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email attachment at the email address set forth below at or prior to 5:30 p.m. (Eastern Time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email attachment at the email address set forth below on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on any business day, (iii) the second (2nd) business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be:

If to DPW, at:

DPW Holdings, Inc.

201 Shipyard Way

Newport, CA 92663

Attn: Milton C. Ault III, Chief Executive Officer

Tel: (949) 444-5464

Fax: (949) 444-5316

Email: Todd@DPWHoldings.com

If to Microphase, at:

Microphase Corporation

100 Trap Falls Rd. Ext

Suite 400

Shelton, CT 06484

Attn: James Ashman

Tel: (203) 913-0506

Fax: (203) 538-5558

Email: jashman@microphase.com

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If to Enertec, at:

Enertec Systems 2001 Ltd.

Hanapach 8

Industrial Area 5

Karmiel, Israel

Attn: Nissim Ovadia

Tel: +972 (4) 958-5680

Fax: +972 (4) 988-0603

Email: nissim@enertec.co.il

If to the Principal, at:

Ault & Company, Inc.

200 Sandpointe Drive, Suite 500

Santa Ana, CA 92707

Attn: Milton C. Ault III, Chief Executive Officer

Tel: (949) 444-5464

Fax: (949) 444-5316

Email: Todd@ault.com

If to the Investor, at:

Dominion Capital LLC

256 West 38th Street

15th Floor

New York, NY 10018

Attn: Mikhail Gurevich, Managing Member

Tel: (212) 785-4681

Fax: (708) 844-2883

Email: mikhail@domcapllc.com

or such other facsimile number, email address or address as may be given by the parties in accordance with the notice provisions hereof.

8.               Governing Law; Waiver of Jury Trial. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this Agreement and the provisions hereof shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in the City of New York, Borough of Manhattan (the “New York Courts”) and irrevocably consent to the exclusive personal jurisdiction of the New York Courts. The parties irrevocably waive any objections to the personal jurisdiction of the New York Courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this Agreement and the provisions hereof. The parties also irrevocably waive any objections that the New York Courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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9.                  Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided, that DPW, Microphase, Enertec and the Principal may not assign any of their respective obligations hereunder without the Investor’s prior written consent.

10.              Captions. The section titles utilized in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

11.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same binding agreement.

12.              Severability. In the event and to the extent that any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain fully enforceable as set forth herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DPW Holdings, Inc. By: Name: Milton C. Ault III Title: Chief Executive Officer

Microphase Corporation

By: _____________________________________
Name: James Ashman
Title: Vice President of Finance

Enertec Systems 2001 Ltd.

By: _____________________________________

Name: Amos Kohn

Title: Chairman of the Board of Directors

Ault & Company, Inc.

By: _____________________________________

Name: Milton C. Ault III

Title: Chief Executive Officer

Dominion Capital LLC

By: _____________________________________

Name: Mikhail Gurevich

Title: Managing Member

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Exhibit A

Amendment No. 10 Agreement